UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

TEXAS INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane # 700W Dallas, Texas		75247-6913
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

On May 19, 2003, Texas Industries, Inc. issued the press release attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release from Texas Industries, Inc. dated May 19, 2003.

Exhibit 99.2	Excerpts from Preliminary Offering Memorandum.

Item 9. Regulation FD Disclosure

In connection with the matters described above in “Item 5. Other Events,” the information provided in Exhibit 99.2 is not “filed” but is furnished pursuant to Regulation FD.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

By:	/s/ Robert C. Moore
Name:	Robert C. Moore
Title:	Vice President and General Counsel

Date:	May 19, 2003